EXHIBIT 10(f)

                                   AGREEMENT


    THIS AGREEMENT dated as of December 30, 1996, is made by and between First Commercial Corporation, an Arkansas corporation (the "Company"), and Jack Fleischauer, Jr. (the "Executive").

    WHEREAS the Company considers it essential to its best interests and to the best interests of its shareholders and customers to foster the continuous employment of its key management personnel; and

    WHEREAS the Company recognizes that the possibility of a Change in Control (as defined in Section 9.6 hereof) exists, as in the case of any publicly-held corporation, and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders and customers; and

    WHEREAS the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

    1. Defined Terms. Definitions of certain capitalized terms used in this Agreement are provided in Section 9 and elsewhere in this Agreement.

    2. Term of Agreement. This Agreement shall become effective on the date hereof and shall remain in effect indefinitely thereafter; provided, however, that (a) except as provided in clause (b) of this Section 2, either the Company or the Executive may terminate this Agreement by giving the other party at least one (1) year advance written notice of such termination, and
(b) if a Potential Change in Control or a Change in Control shall have occurred during the term of this Agreement, this Agreement may not be terminated until all obligations of either party hereto have been performed in full, the Coverage Period has expired without the occurrence of a Triggering Event, or in the case of a Potential Change in Control, no Change in Control occurs for at least two years following such Potential Change in Control. Notwithstanding the foregoing, this Agreement shall terminate upon the Executive's attaining age sixty-five (65), the Executive's Disability or death, except as to obligations of the Company hereunder arising from a Change in Control and/or a termination of the Executive's employment that, in either case, occurred prior to his having reached such age or the occurrence of his Disability or death.

   3. Agreement of the Company. In order to induce the Executive to remain in the employ of the Company, the Company agrees, under the terms and conditions set forth herein, that, upon the occurrence of both a Change in Control and a Triggering Event during the term of this Agreement, the Company shall provide to the Executive the benefits described in Sections 3.1 through
3.4 below (the "Severance Benefits"), unless prior to the date of any Triggering Event, the Executive's employment with the Company has been terminated for Cause or due to the Executive's Disability or death.

        3.1 Lump-Sum Severance Payment. In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum severance payment, in cash, without discount, equal to three (3) times the sum of (i) the Executive's Annual Base Salary and (ii) the Executive's Average Bonus.

        3.2 Vesting of Options. The vesting of all options to purchase securities of the Company granted to the Executive pursuant to the Company's 1987 Incentive and Nonqualified Stock Option Plan, as amended May 15, 1990, April 19, 1994 and October 18, 1994, or any other Company plan that are then held by the Executive shall be accelerated to the later of the Date of Termination or six months after the date such option was granted, and any provision contained in the agreement(s) under which such options were granted that is inconsistent with such acceleration is hereby modified to the extent necessary to provide for such acceleration; such acceleration shall not apply to any option that by its terms would vest prior to the date provided for in this Section 3.2.

        3.3 Continued Benefits. For a twenty-four (24) month period (or, if less, the number of months from the Date of Termination until the date the Executive will reach age sixty-five (65)) after the Date of Termination (the "Benefits Period"), the Company shall provide the Executive with group term life insurance, health insurance, accident and long-term disability insurance benefits (collectively, "Welfare Benefits") substantially similar in all respects to those that the Executive was receiving immediately prior to the Date of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control). During the Benefits Period, the Executive shall be entitled to elect to change his level of coverage and/or his choice of coverage options (such as Executive only or family medical coverage) with respect to the Welfare Benefits to be provided by the Company to the Executive to the same extent that actively employed senior executives of the Company are permitted to make such changes; provided, however, that in the event of any such changes the Executive shall pay the amount of any cost increase that would actually be paid by an actively employed senior executive of the Company by reason of making the same changes in his level of coverage or coverage options.

        3.4 Retirement Benefits. In addition to the retirement benefits to which the Executive is entitled under the Pension Plan and the Supplemental Plan, the Company shall pay the Executive a lump sum amount, in cash, equal to the actuarial equivalent of the excess of (x) the total retirement pension (determined as a straight life annuity commencing at Normal Retirement Age or, if later, the first day of the first month after the Date of Termination) that the Executive would have accrued under the terms of the Pension Plan and the Supplemental Plan (without regard to any amendments to the Pension Plan or the Supplemental Plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendments adversely affect in any manner the amount of retirement benefits payable thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) twenty-four (24) additional months (or such lesser number of months until the Executive will attain age sixty-five (65)) of service credit thereunder at the Executive's Annual Base Salary, and (y) the retirement pension (determined as a straight life annuity commencing at Normal Retirement
Age) which the Executive had accrued pursuant to the provisions of the Pension Plan and the Supplemental Plan as of the Date of Termination. For purposes of this Section 3.4, "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Pension Plan immediately prior to the Date of Termination.

    4.  Gross-Up Payment; Certain Limitations on Payments and Benefits.

        4.1 In the event that (i) the Executive becomes entitled to the Severance Benefits or any other benefits or payments in connection with a Change in Control or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or otherwise (collectively, the "Total Benefits"), and (ii) any of the Total Benefits will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Benefits and any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes upon the payment provided for by this Section 4.1, shall be equal to the Total Benefits. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and the amount of such Excise Tax, the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the amount of the Total Benefits reduced by the amount of such Total Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive ("Tax Counsel"), are not excess parachute payments (within the meaning of Section 280G(b)(1) of the Code).

        4.2 For purposes of this Section 4, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Excise Tax is (or would be) payable and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Section 68 of the Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive). Except as otherwise provided herein, all determinations required to be made under this Section 4 shall be made by Tax Counsel.

        4.3 In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment to the Executive in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined.

    5. Timing of Payments. The payments provided for in Sections 3.1, 3.4 and 4 shall be made on the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code from the Date of Termination to the payment of such remainder) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code from the Date of Termination to the repayment of such excess).

    6. Reimbursement of Legal Costs. The Company shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive as a result of a termination that entitles the Executive to any payments under this Agreement including all such fees and expenses, if any, incurred in contesting or disputing any Notice of Termination under Section 7.2 hereof or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

    7.  Termination Procedures.

        7.1 Notice of Termination. After a Potential Change in Control or a Change in Control, any termination of the Executive's employment (other than by reason of death) must be preceded by a written Notice of Termination from the terminating party to the other party hereto in accordance with Section 8.5 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall (i) specify the date of termination (the "Date of Termination") which shall not be more than sixty (60) days from the date such Notice of Termination is given, (ii) indicate the notifying party's opinion regarding the specific provisions of this Agreement that will apply upon such termination and (iii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for the application of the provisions indicated. Termination of the Executive's employment shall occur on the specified Date of Termination even if there is a dispute between the parties pursuant to Section 7.2 hereof relating to the provisions of this Agreement applicable to such termination.

        7.2 Dispute Concerning Applicable Termination Provisions. If within thirty (30) days of receiving the Notice of Termination the party receiving such notice notifies the other party that a dispute exists concerning the provisions of this Agreement that apply to such termination, the dispute shall be resolved either by mutual written agreement of the parties or by expedited commercial arbitration under the rules of the American Arbitration Association, pursuant to the procedures set forth in Section 8.14 herein. The parties shall pursue the resolution of such dispute with reasonable diligence. Within five (5) days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the rate provided in Section 1274(b)(2)(B) of the Code.

    8.  Miscellaneous.

        8.1 No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated in a manner that results in the payment of Severance Benefits hereunder, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts
payable to the Executive by the Company pursuant to this Agreement.   Further,
the amount of any payment or benefit provided for under this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

        8.2 Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; in the event of such a succession, references to the "Company" herein shall thereafter be deemed to include such successor. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate his employment and thereafter to receive Severance Benefits, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

        8.3 Incompetency. Any benefit payable to or for the benefit of the Executive, if legally incompetent, or incapable of giving a receipt therefor, shall be deemed paid when paid to the Executive's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company.

        8.4 Death. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

        8.5 Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                 To the Company:
                 First Commercial Corporation
                 400 West Capitol Avenue
                 Little Rock, Arkansas  72201

                 Attention:


                 To the Executive:


        8.6 Modification, Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board or its delegee. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        8.7 Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

        8.8 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arkansas without regard to principles of conflicts of laws thereof.

        8.9 Statutory Changes. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

        8.10 Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

        8.11 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        8.12 No Right to Continued Employment. Nothing in this Agreement shall be deemed to give any Executive the right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge the Executive at any time and for any lawful reason, subject in all cases to the terms of this Agreement.

        8.13 No Assignment of Benefits. Except as otherwise provided herein or by law, no right or interest of any Executive under the Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Executive under this Agreement shall be liable for, or subject to, any obligation or liability of such Executive.

        8.14 Arbitration Procedures. All disputes relating to this Agreement, including without limitation any disputes under Section 7.2 hereof, shall be submitted to expedited commercial arbitration under the rules of the American Arbitration Association in Little Rock, Arkansas, with an arbiter who is mutually acceptable to both parties being selected to preside over such arbitration. The Federal Rules of Evidence shall apply, and the arbiter shall establish the applicable rules of discovery. The prevailing party in any arbitration shall be entitled to recover from the other party all fees and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred in connection with such arbitration. The arbiter shall determine the scope of arbitrability. The only judicial relief shall be
(a) interim equitable relief and (b) relief in aid of or to enforce arbitration.

        8.15 Reduction of Benefits By Legally Required Benefits. Notwithstanding any other provision of this Agreement to the contrary, if the Company is obligated by law or by contract (other than under this Agreement) to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any Severance Benefits hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any pay received with respect to any Notice Period.

        8.16 Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement.

    9.  Definitions.

        9.1 "Annual Base Salary" means the greater of (a) the Executive's highest annual base salary in effect during the one (1) year period preceding a Change in Control and (b) the Executive's highest annual base salary in effect during the one (1) year period preceding the Executive's Date of Termination.

        9.2 "Average Bonus" means the greater of (a) the Executive's average annual bonus for the two fiscal years (or such shorter period (which shall be annualized) during which the Executive has been employed by the Company) immediately preceding the fiscal year in which a Change in Control occurs and
(b) the Executive's average Bonus for the two fiscal years (or such shorter period (which shall be annualized) during which the Executive has been employed by the Company) immediately preceding the fiscal year which includes the Executive's Date of Termination.

        9.3  "Base Amount" shall have the meaning ascribed to such term in
Section 280G(b)(3) of the Code.

        9.4  "Board" means the Board of Directors of the Company.

        9.5  "Cause" means:

            (a) the willful and continued failure of the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of the Company which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;

            (b) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;

            (c) personal dishonesty or breach of fiduciary duty to the Company that in either case results or was intended to result in personal profit to the Executive at the expense of the Company; or

            (d) willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement, which violation is materially and demonstrably injurious to the Company.

For purposes of the preceding clauses, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon prior approval given by the Board or upon the instructions or with the approval of the Executive's superior or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive, as part of the Notice of Termination, a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for the purpose of considering such termination (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clause (a), (b), (c), or (d) above, and specifying the particulars thereof in detail.

        9.6 A "Change in Control" means the occurrence of any of the following events:

            (a) any Person or Persons acting together, excluding employee benefit plans of the Company, are or become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

            (b) the Company's shareholders approve (or, in the event no approval of the Company's shareholders is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of
(i) the Company's outstanding securities, (ii) the surviving entity's outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

            (c) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

            (d) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or

        9.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        9.8 "Company" means First Commercial Corporation, an Arkansas corporation. If the Executive becomes employed by a direct or indirect Subsidiary of First Commercial Corporation, the "Company" shall also be deemed to refer to the Subsidiary thereof by which the Executive is employed. In such case, references to payments, benefits, privileges or other rights to be accorded by the "Company" shall be deemed to include such payments, benefits, privileges or other rights to be provided by the Subsidiary by which the Executive is employed or First Commercial Corporation, as the case may be, to correspond to the corporate entity obligated to make payments or provide benefits, privileges or other rights pursuant to employee benefit plans affected by the provisions hereof, and in the absence of any such existing plans or provisions, such reference shall be deemed to be to First Commercial Corporation.

        9.9 "Coverage Period" means the period commencing on the date on which a Change in Control occurs and ending on the second anniversary date thereof.

        9.10  "Date of Termination" has the meaning assigned to such term in
Section 7.1 hereof.

        9.11 "Disability" means the complete disability of the Executive under the Company's appropriate plan, as amended from time to time.

        9.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        9.13 "Excise Tax" means any excise tax imposed under Section 4999 of the Code.

        9.14  "Good Reason" means:

            (a) the determination by the Executive made in good faith within the first twelve (12) months immediately following a Change in Control that the Executive cannot effectively carry out his duties to the Company, which determination shall be made in a writing delivered to the Company; or

            (b) the occurrence during the Coverage Period of any of the following events:

                (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position, authority, duties or responsibilities immediately prior to a Change in Control or any other action by the Company which results in a diminution in any material respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                (ii) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                (iii) the Company's requiring the Executive to be based at any office or location that is more than fifty (50) miles from the Executive's office or location immediately prior to either a Potential Change in Control that precedes a Change in Control or a Change in Control;

                (iv) the failure by the Company (a) to continue in effect any compensation plan in which the Executive participates immediately prior to either a Potential Change in Control preceding a Change in Control or a Change in Control that is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (b) to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than existed immediately prior to a Potential Change in Control that precedes a Change in Control or a Change in Control;

                (v) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, disability or other welfare plans in which the Executive was participating immediately prior to a Potential Change in Control that precedes a Change in Control or a Change in Control; or

                (vi) the failure by the Company to pay to the Executive any deferred compensation when due under any deferred compensation plan or agreement applicable to the Executive; or

                (vii) the failure by the Company to honor all the terms and provisions of this Agreement.

        9.15 "Normal Retirement Age" shall mean the earliest age at which the Executive may commence retirement and become entitled to an unreduced pension under the Pension Plan.

        9.16 "Notice of Termination" shall have the meaning assigned to such term in Section 6.1 hereof.

        9.17 "Pension Plan" shall mean the First Commercial Corporation Retirement Plan and any successor plans thereto.

        9.18 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act and shall also include any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        9.19 "Potential Change in Control" means the occurrence of any of the following:

            (a) the Board approves a transaction described in Subsection (b) of the definition of Change in Control contained in Section 9.6 hereof;

            (b) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board; or

            (c) any Person files an application with the Board of Governors of the Federal Reserve System for approval of the acquisition of more than five percent (5%) of the Company's voting securities, or of any class thereof, under the Bank Holding Company Act of 1956, as amended, or any successor statute thereto, or files a notice of intent to acquire ten percent (10%) or more of the Company's outstanding voting securities, or any class thereof, pursuant to the Change in Bank Control Act or any successor statute thereto.

        9.20  "Severance Benefits" has the meaning assigned to such term in
Section 3 hereof.

        9.21 "Subsidiary" means any corporation controlled by the Company, directly or indirectly.

        9.22 "Supplemental Plan" means the First Commercial Corporation Supplemental Executive Retirement Plan for the Executive, if any.

        9.23 "Triggering Event" means (i) the termination of the Executive's employment by the Company at any time during the Coverage Period, other than a termination for Cause or a termination due to the Executive's Disability or death or (ii) a termination of the Executive's employment by the Executive at any time during the Coverage Period when Good Reason exists.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer, thereunto duly authorized, and the Executive has executed this Agreement, all as of the day and year first above written.


                                          FIRST COMMERCIAL CORPORATION


                                          By  /s/ Barnett Grace
                                             --------------------------------
                                          Name: Barnett Grace
                                          Title: Chief Executive Officer



                                          EXECUTIVE:

                                               /s/ Jack Fleischauer, Jr.
                                             --------------------------------
                                          Name: Jack Fleischauer, Jr.